Ex-99.2 a)

March 21, 2003

Deloitte & Touche LLP
Suite 2801, One Independent Drive
Jacksonville, Florida 32202

As of and for the years ended December 31, 2002, Alliance Mortgage Company and subsidiaries (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for the same period, the Company had in effect fidelity and errors and omissions insurance coverage in the amounts of $15,000,000 and $15,000,000, respectively.

                                          /s/ Gary A. Meeks
                                          ------------------------------------
                                          Gary A. Meeks
                                          Chairman and Chief Executive Officer

                                          /s/ Blake Wilson
                                          ------------------------------------
                                          Blake Wilson
                                          Executive Vice President
                                          Chief Financial Officer

                                          /s/ Michael C. Koster
                                          ------------------------------------
                                          Michael C. Koster
                                          Executive Vice President
                                          Loan Administration




Ex-99.2 b)

                                                                 BANK OF AMERICA



                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS

March 7, 2003

As of and for the year ended December 31, 2002, BA Mortgage LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $475,000,000 respectively.




/s/ Kevin M. Shannon                                /s/ H. Randall Chestnut
------------------------------                      ----------------------------
Kevin M. Shannon                                    H. Randall Chestnut
President                                           Senior Vice President
Consumer Real Estate                                Bank of America, N.A.
Bank of America, N.A.


/s/ David H. Rupp                                   /s/ Gary K. Bettin
------------------------------                      ----------------------------
David H. Rupp                                       Gary K. Bettin
Senior Vice President                               Senior Vice President and
Bank of America, N.A.                               National Servicing Executive
                                                    Bank of America, N.A.


/s/ J. Mark Hanson
------------------------------                      ----------------------------
J. Mark Hanson
Senior Vice President
Bank of America, N.A..

Ex-99.2 c)

As of and for the year ended December 31, 2002, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $120 million and $20 million, respectively.

Cendant Mortgage Corporation


/s/ Terence W. Edwards
-------------------------------------
Terence W. Edwards
President and Chief Executive Officer


/s/ Mark Danahy
-------------------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer


/s/ Martin L. Foster
-------------------------------------
Martin L. Foster
Senior Vice President - Loan Servicing

Ex-99.2 d)

                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 19, 2003

As of and for the year ended December 31, 2002, Chase Manhattan Mortgage Corporation ("CMMC") and Chase Mortgage Company ("CMC') and their subsidiaries (collectively, the "Croup") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP").

As of and for this same period, the Group had in effect fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $25,000,000 respectively.





/s/ Steve Rotella                             /s/ Terry L. Gentry
-----------------------------------           ----------------------------------
Steve Rotella                                 Terry L. Gentry
Chief Executive Officer                       Senior Vice President of Servicing




/s/ Glenn Mouridy                             /s/ Lucy Gambino
-----------------------------------           ----------------------------------
Glenn Mouridy                                 Lucy Gambino
Executive Vice President of Servicing         Vice President of Risk Management

Ex-99.2 e)

As of and for the year ended December 31, 2002, CitiMortgage, Inc. (an indirect wholly owned subsidiary of Citigroup) and subsidiaries (the Company) has complied, in all material respects, with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond policy of $360 million and errors and omissions policy in the amount of $50 million.

Very truly yours,




CITIMORTGAGE, INC.


By:      /s/ David Schneider
         ----------------------------------------------------
         David Schneider, President & Chief Operating Officer



By:      /s/ David Lowman
         ----------------------------------------------------
         David Lowman, Chief Servicing and Technology Officer



By:      /s/ Paul Ince
         ----------------------------------------------------
         Paul Ince, Chief Financial Officer


March 14, 2003

Ex-99.2 f)

February 28, 2003



Grant Thornton LLP
1000 Wilshire Boulevard
Suite 300
Los Angeles, CA 90017

Gentlemen:

As of and for the year ended December 31, 2002, Countrywide Financial Corporation (formerly Countrywide Credit Industries, Ins.,) and Subsidiaries (which includes its wholly-owned subsidiary, Countrywide Home Loans, Inc. ("CHL"), and Countrywide Home Loans Servicing, L.P., a wholly owned subsidiary of CHL) ("the Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation for Mortgage Bankers, except as disclosed in the attached Schedule of Findings to the report. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $215 million and $240 million, respectively.

The Company investigated the matter noted in the Schedule of Findings and identified a programming error. The programming error was corrected as of February 10, 2003. The Company identified all mortgagors affected and will send a refund to each customer that would have received a refund at payoff had the error not occurred. The Company expects payment to the mortgagors to occur by April 30, 2003, The Company's Legal Department is also revalidating the interest on escrow rules for all states. The Company's Internal Audit Department will be performing testing in this area to ensure proper interest credit to mortgagors where applicable.

Sincerely,


/s/ Thomas K. McLaughlin
-----------------------------------
Thomas K. McLaughlin
Senior Managing Director and
Chief Financial Officer


Ex-99.2 g)

EMC
Mortgage Corporation       (logo)

January 15, 2003

As of and for the year ended November 30, 2002, EMC Mortgage Corporation (the "Company")(a wholly owned subsidiary of The Bear Stearns Companies, Inc.), has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of November 30, 2002 and for the year then ended, the company had in effect a fidelity bond in the amount of $200,000,000, and errors and omissions liability coverage in the amount of $10,000,000 on any individual mortgage impairment claim.

/s/ Ralene Ruyle
Ralane Ruyle, President

/s/ Beverly A. Sibblies
Beveryly A. Sibblies, Executive Vice President

/s/ Scott D. Samlin
Scott D. Samlin, Senior Vice President

Ex-99.2 h)

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS


March 7, 2003

As of and for the year ended December 31, 2002, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP") except as follows: Section V - Mortgagor Loan Accounting requires that interest on escrow accounts shall be paid or credited to mortgagors in accordance with the applicable state laves. The Company failed to utilize the appropriate interest rate on escrow accounts required by the state of Oregon during the year.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $400,000,000, respectively.



/s/ David Applegate
------------------------------
David Applegate
Chief Executive Officer
GMAC Residential Holding Corp



/s/ Ralph Hall
------------------------------
Ralph Hall
Chief Operating Officer
GMAC Residential Holding Corp

Ex-99.2 i)

<F1> See Item 15.

Ex-99.2 j)

As of and for the year ended December 31, 2002, Washington Mutual, Inc and subsidiaries (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.

/s/ Craig S. Davis
------------------------------
Craig S. Davis
President
Home Loans & Insurance Services Group

/s/ Anthony T. Meola
------------------------------
Anthony T. Meola
Executive Vice President
Home Loans & Insurance Services Group

February 18, 2003


Ex-99.2 k)

Wells Fargo
Home Mortgage     (logo)

1 Home Campus
Des Moines, IA 50328-0001


Management Assertion

As of and for the year ended December 31, 2002, Wells Fargo Home Mortgage Inc. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Wells Fargo Home Mortgage Inc. had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.

/s/ Pete Wissinger               February 25, 2003
---------------------------
Pete Wissinger
Chief Executive Officer

/s/ Michael J. Heid              February 25, 2003
---------------------------
Michael J. Heid
Chief Financial Officer
Executive Vice President

/s/ Robert Caruso                February 25, 2003
---------------------------
Robert Caruso
Senior Vice President
Loan Servicing